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                                                               EXHIBIT 99.3.A.4


              THIRD AMENDMENT OF PRINCIPAL UNDERWRITING AGREEMENT

     This Amendment ("Third Amendment") to the Principal Underwriting Agreement, dated May 1, 1990, as amended ("Principal Underwriting Agreement") by and between United Investors Insurance Company ("United Investors"), on its own behalf and on behalf of United Investors Life Variable Account, United Investors Annuity Variable Account, United Investors Universal Life Variable Account and United Investors Advantage Gold Variable Account (collectively, "Variable Account"), and Waddell & Reed, Inc. ("W&R") (a copy of which, with its amendments, is attached hereunto as Exhibit "A"), is made effective as of this ___ day of March, 2000.

1.   The parties hereunto agree as follows:

        The preamble of the Principal Underwriting Agreement shall be amended by inserting the words "United Investors Advantage Gold Variable Account" after the words "United Investors Universal Life Variable Account".

2. In all other respects, the Principal Underwriting Agreement is unchanged, and parties ratify and confirm the Principal Underwriting Agreement as amended by this Third Amendment.

     IN WITNESS WHEREOF, the parties have executed this Third Amendment by their duly authorized representatives.

                                UNITED INVESTORS LIFE INSURANCE COMPANY

                                By:
                                   --------------------------------------
                                Title:
                                      -----------------------------------



                                WADDELL & REED, INC.

                                By:
                                   --------------------------------------
                                Title:
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